UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56568	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Eastman Drive, Suite B Murrieta, CA	92562
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (951) 305-8872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreements

On January 2, 2025, HNO International, Inc. (the “Company”) entered into a Share Exchange Agreement with Donald Owens, the Company’s CEO and Chairman. Pursuant to the agreement, Mr. Owens exchanged 245,000,000 shares of the Company’s common stock for 245,000 shares of newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

On the same date, the Company entered into a Share Exchange Agreement with HNO Green Fuels (“HNOGF”). Pursuant to the agreement, HNOGF exchanged 115,000,000 shares of the Company’s common stock for 115,000 shares of newly designated Series B Preferred Stock.

The disclosure above is not a full disclosure of the terms of the Share Exchange Agreements. Copies of the Share Exchange Agreements are attached hereto as Exhibits 99.1 and 99.2 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities issued above were made in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended. There were no sales commissions paid pursuant to these transactions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On January 2, 2025, in connection with the Share Exchange Agreements referenced in Item 1.01, the Company will file a Certificate of Designation of Series B Convertible Preferred Stock (the “Designation”) with the Nevada Secretary of State that has the effect of designating 500,000 shares of preferred stock, par value $0.001, as Series B Preferred Stock.

Below is a summary of the rights, privileges and preferences of the Series B Preferred Stock. Capitalized terms have the definitions found in the Designation.

Voting Rights

Except as expressly provided herein or as required by law, so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series B Preferred Stock. Other than the rights above, the holders of the Series B Preferred Stock have no voting rights.

Liquidation

Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a distribution pro rata with the Corporation's Common Stock, $0.001 par value per share, calculated as if the Series B had been converted into Common Stock as of the date immediately prior to the date fixed for determination of stockholders entitled to receive such distribution.

Conversion Rights

Each holder of Series B Preferred Stock may, from time-to-time, convert any or all of such holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to 1,000 shares of Common Stock for each share of Series B Preferred Stock surrendered.

The disclosure above is not a full disclosure of the terms of Designation. A copy of the Designation is attached hereto as Exhibit 3.1.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
3.1	Certificate of Designation of Series B Convertible Preferred Stock of HNO International, Inc. dated January 2, 2025
99.1	Share Exchange Agreement, dated January 2, 2025, between HNO International, Inc. and Donald Owens
99.2	Share Exchange Agreement, dated January 2, 2025, between HNO International, Inc. and HNO Green Fuels, Inc.
99.3	Press Release Announcing an 82% Reduction in Outstanding Shares of Common Stock as 360 Million Shares Have Been Exchanged, dated January 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: January 3, 2025	By: /s/ Donald Owens Donald Owens Chief Executive Officer

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